Exhibit 2.01
Resource Extraction Payment Report
Project-level Disclosure
The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025, by project and type of payment.

	For the year ended December 31, 2025 (in US D ollars) (1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for Infrastructure Improvements	Community and Social Responsibility Payments	Total
Argentina
Sal de Oro Project	$12,366,044	$—	$—	$—	$—	$—	$—	$55,092	$12,421,136
Malaysia
Block PM524 Project	—	—	2,325,869	—	—	—	—	—	$2,325,869
Indonesia
Block Bunga Project	—	—	549,360	—	—	—	—	—	$549,360
Australia
Atlas, Roma North, Range Project	2,798,956	17,523,283	974,351	—	—	—	71,739	66,975	$21,435,304

Total	$15,165,000	$17,523,283	$3,849,580	$—	$—	$—	$71,739	$122,067	$36,731,669

(1)
All payments are reported in US Dollars. Payments relating to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in US Dollars and Malaysian Ringgits, payments relating to project in Indonesia were made in US Dollars, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2025.

Government-level Disclosure
The table below sets forth our payments made to governments for the fiscal year ended December 31, 2025, by government and type of payment.

	For the year ended December 31, 2025 (In US Dollars) (1)
	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments for Infrastructure Improvements	Community and Social Responsibility Payments	Total
Argentina
Federal Government	$11,945,113	$—	$—	$—	$—	$—	$—	$—	$11,945,113
State Government	420,228	—	—	—	—	—	—	55,092	475,320
Municipal Government	703	—	—	—	—	—	—	—	703
Malaysia
State-owned Enterprise	—	—	2,325,869	—	—	—	—	—	2,325,869
Indonesia
Central Government	—	—	549,360	—	—	—	—	—	549,360
Australia
Federal Government	1,450,314	—	14,544	—	—	—	—	—	1,464,858
State Government	—	17,523,283	959,579	—	—	—	—	—	18,482,862
Local Government	1,348,642	—	228	—	—	—	71,739	66,975	1,487,584

Total	$15,165,000	$17,523,283	$3,849,580	$—	$—	$—	$71,739	$122,067	$36,731,669

(1)
All payments are reported in US Dollars. Payments
relating
to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in US Dollars and Malaysian Ringgits, payments relating to project in Indonesia were made in US Dollars, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2025.

Payment Details Disclosure
The table below provides the details of payments made to governments for the fiscal year ended December 31, 2025.

For the year ended December 31, 2025
Subnational Political Jurisdiction	Government	Business Segment	Project	Resource	Extraction Method	Amount (In US Dollars) (1)
Argentina
Salta and Catamarca	Federal Government	Rechargeable Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	$11,945,113
Salta	State and Municipal	Rechargeable Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	84,585
Catamarca	State	Rechargeable Battery Materials Segment	Sal de Oro Project	Brine Lithium	Brine Well Production	391,438

Total						$12,421,136

Malaysia
Terengganu	State-owned Enterprise	Infrastructure Business — Trading Segment	Block PM524 Project	Oil and Natural Gas	Well Drilling	$2,325,869

Total						$2,325,869

Indonesia
Java	Central Government	Infrastructure Business — Trading Segment	Block Bunga Project	Oil and Natural Gas	Well Drilling	$549,360

Total						$549,360

Australia
Queensland	Federal , State and Local	Infrastructure Business — Trading Segment	Atlas, Roma North and Range Project	Coal Seam Gas	Well Drilling	$21,435,304

Total						$21,435,304

(1)
All payments are reported in US Dollars. Payments relating to project in Argentina were made in Argentine Pesos, payments relating to project in Malaysia were made in US Dollars and Malaysian Ringgits, payments relating to project in Indonesia were made in US Dollars, and payments relating to the project in Australia were made in Australian Dollars. Such payments made in currencies other than in US Dollars have been converted to US Dollars using the exchange rates as of December 31, 2025.